Exhibit 10.3

SEVENTH AMENDMENT TO
CREDIT FACILITIES AGREEMENT

      This SEVENTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into as of February 3, 2009 and effective on the date of unless other otherwise expressly provided herein, by and among MTM TECHNOLOGIES, INC., a New York corporation, MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company, and INFO SYSTEMS, INC., a Delaware corporation (collectively, and separately referred to as, "Borrower" or "the Borrower"), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION ("CDF"), as Administrative Agent, and CDF, as the sole lender (the “Lender”).

Recitals:

A.

Borrower, Administrative Agent and the Lender are parties to that certain Credit Facilities Agreement dated as of August 21, 2007, as amended by the First Amendment to Credit Facilities Agreement entered into and effective as of August 21, 2007, as amended by the Second Amendment to Credit Facilities Agreement entered into and effective as of February 4, 2008, as amended by the Third Amendment to Credit Facilities Agreement entered into and effective as of February 28, 2008, as amended by the Fourth Amendment to Credit Facilities Agreement entered into as of May 16, 2008, as amended by the Fifth Amendment to Credit Facilities Agreement entered into as of June 11, 2008 (the “Fifth Amendment”), and as amended by the Sixth Amendment to Credit Facilities Agreement entered into as of November 13, 2008 (as amended, the “Loan Agreement”).

B.	Administrative Agent, Lender and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

      Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Borrower, Administrative Agent and the Lender hereby agree as follows:

1.      Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Agreement shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2.      Effectiveness of Agreement. This Agreement shall become effective as of the date first written above (or such earlier date as may be expressly stated herein), but only if this Agreement has been executed by Borrower, Administrative Agent and the Lender, each of the other documents listed on Exhibit A have been duly executed and delivered to Administrative Agent in form and substance satisfactory to Lender, and if the Seventh Amendment Fee has been paid in same day funds. On the date hereof, Borrower hereby irrevocably authorizes and directs Administrative Agent to make a Revolving Loan Advance to pay the Seventh Amendment Fee.

3.      Waiver of breach of Maximum Total Funded Indebtedness to EBITDA. Borrower has notified the Administrative Agent that it breached its Maximum Total Funded Indebtedness to EBITDA covenant as set forth in Section 15.4 of the Loan Agreement for the fiscal quarter ending December 31, 2008 (the “Financial Covenant Default”).

Upon the effectiveness of this Amendment, Lender hereby waives the Financial Covenant Default. The waiver contained in this Section 3 is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates the Administrative Agent and the Lender to agree to any additional waivers of any provisions of any of the Loan Documents. The waiver contained in this Section 3 shall not operate as a waiver of Lender’s right to exercise remedies resulting from any other Defaults or Events of Default, whether or not of a similar nature and whether or not known to Lender.

4.      Default Rate. The parties agree that the Default Rate, which has been in effect beginning on July 1, 2008, as provided for in Fifth Amendment, was agreed to by Borrower, Administrative Agent and Lender in consideration for the agreement by Administrative Agent and the Lender to modify certain loan covenants, and not the result of any existing Default or Event of Default by Borrower, and the Administrative Agent, the Lender and Borrower agree that the Default Rate shall remain in effect until the Borrower presents a quarterly Compliance Certificate, beginning with the fiscal quarter ending June 30, 2009, showing compliance with all covenants in Section 15 of the Loan Agreement and certifying that no Default or Event of Default has occurred and is continuing and, upon delivery of such a Compliance Certificate showing compliance with all such covenants and certifying that no Default or Event of Default has occurred and is continuing, the Default Rate shall no longer be in effect beginning on the first day of the month in which such Compliance Certificate is delivered to Administrative Agent. The Default Rate shall be in addition to the interest rate otherwise in effect under the Loan Agreement (as amended hereby).

5.	Amendment. The Loan Agreement is hereby amended as follows:

5.1. Borrowing Base.

Effective December 31, 2008, Section 3.1.4.2 of the Loan Agreement is deleted and replaced with the following:

“3.1.4.2. $1,750,000; minus”

5.2. Representations and Warranties.

Section 11.24 is deleted in its entirety and replaced with the following:

“11.24.      Other Creditor Indebtedness; Intercreditor Documents; Subordinated Indebtedness, FirstMark Indebtedness. There is no breach or default with respect to the Other Creditor Indebtedness, and the Other Creditor Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default by or attributable to a Covered Person of any obligation set forth in any Intercreditor Agreement or any Other Creditor Indebtedness Document. There is no breach or default with respect to the Subordinated Indebtedness, and the Subordinated Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default by or attributable to any holder of the Subordinated Indebtedness under the Subordination Agreement. There is no breach or default with respect to the FirstMark Indebtedness, and the FirstMark Indebtedness has been incurred in accordance with the terms of this Agreement.”

5.3. Notices.

Section 13.10.7 is deleted in its entirety and replaced with the following:

“13.10.7. Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any Capital Securities in a Covered Person, the FirstMark Indebtedness, the Subordinated Indebtedness or any other Indebtedness of a Covered Person in the outstanding principal amount in the aggregate in excess of $500,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.”

5.4. Subordinated Indebtedness.

Section 14.2.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“14.2.4. The Subordinated Indebtedness up to an aggregate of $40,000,000 outstanding in principal at any time if a Subordination Agreement remains in effect with respect thereto and the Subordinated Indebtedness contains terms and provisions acceptable to Administrative Agent.”

5.5. FirstMark Indebtedness.

Section 14.2.12 of the Loan Agreement is deleted in its entirety and replaced with the following:

“14.2.12. Unsecured subordinated Indebtedness owing to FirstMark III, L.P. (formerly known as Pequot Equity Fund III, L.P.), FirstMark III Offshore Partners, L.P. (formerly known as Pequot Offshore Private Equity Partners III, L.P.), Constellation Venture Capital II, L.P., CVC II Partners, LLC, The BSC Employee Fund VI, L.P. and/or Constellation Venture Capital Offshore II, L.P., up to $7,000,000 in the aggregate principal amount with interest payable in preferred Capital Securities of MTM Technologies, Inc. and which may be coupled with warrants for the Capital Securities of MTM Technologies, Inc. (so long as the exercise thereof shall not result in a Change of Control) (the “FirstMark Indebtedness”) which such FirstMark Indebtedness may not be repaid without the prior written consent of the Required Lenders, provided, however, if the FirstMark Indebtedness has a stated maturity of December 15, 2009 or later, then the FirstMark Indebtedness may be repaid without the consent of the Required Lenders by Borrower paying the principal balance and all accrued interest thereon at any time from and after December 15, 2009, if and only if no Default or Event of Default exists at the time of such payment and no Default or Event of Default would reasonably like to occur from making of any such payment.”

5.6. Payment on other Indebtedness.

Section 14.3 is deleted in its entirety and replaced with the following:

“14.3. Payments on Other Creditor Indebtedness; Subordinated Indebtedness; FirstMark Indebtedness. Make any nonscheduled prepayment of principal or interest on any Other Credit Indebtedness unless both immediately before and after giving effect to any such prepayment, there shall be no Default or Event of Default; make any payment of principal on the Subordinated Indebtedness; make any payment of interest on the Subordinated Indebtedness unless such payment of interest is scheduled to be made under the Subordinated Indebtedness Documents and such payment is expressly permitted by the terms of the applicable Subordination Agreement and Section 6.3.3.2 hereof; make any payment of principal on the FirstMark Indebtedness unless such payment of principal is schedule to be made under the FirstMark Indebtedness Documents and such payment is expressly permitted by the terms of Section 14.2.12 hereof or make any cash interest payment on the FirstMark Indebtedness; or modify, amend, supplement, compromise, satisfy, release or discharge any of the Subordinated Indebtedness Documents, any collateral securing the same, the FirstMark Indebtedness Documents, or any Person liable directly or indirectly with respect thereto.”

5.7. Prepayments.

Section 14.4 is deleted in its entirety and replaced with the following:

“14.4. Prepayments. Prepay, whether voluntarily or otherwise, any Indebtedness, including without limitation, the Subordinated Indebtedness and the FirstMark Indebtedness, other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, (b) trade payables in the ordinary course of business consistent with past practices, (c) as permitted by Section 14.3. ”

5.8. Total Funded Indebtedness.

The definition of Total Funded Indebtedness is deleted in its entirety and replaced with the following:

“"Total Funded Indebtedness" means the sum of the following, without duplication (i) outstanding principal and interest of the Loans (including any fees paid to Administrative Agent or any Lender in connection with the execution and delivery of this Agreement) excluding the principal outstanding under the Aggregate Floorplan Loan Facility and, without duplication, the Interim Floorplan Loan Facility and unfunded Approvals, (ii) the face amount of any letters of credit issued on the account of any Borrower, (iii) the aggregate outstanding principal balance of all other Indebtedness for borrowed money, including, without limitation, the Capital Expenditure Equivalent, and (iv) the maximum amount payable under any guaranty executed by a Borrower, but, excluding, the Subordinated Indebtedness if a Subordination Agreement is in effect and excluding the FirstMark Indebtedness.”

5.9. Minimum EBITDA.

Effective for all reporting periods after December 1, 2008, Section 15.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.3. Minimum EBITDA. Each Borrower covenants that as of the last day of each fiscal quarter, for the fiscal quarter then ended, Borrower’s EBITDA shall not be less than the amounts set forth in the table below:

The Fiscal Quarter Ending On:	Minimum EBITDA
December 31, 2008	$600,000
March 31, 2009	$800,000

June 30, 2009	$2,000,000”

5.10. Defaults.

Section 16.1.11 is deleted in its entirety and replaced with the following:

“16.1.11. Other Creditor Indebtedness; Subordinated Indebtedness; FirstMark Indebtedness. The occurrence of (a) any breach, default or event of default with respect to any of the Other Creditor Indebtedness in excess of $250,000 in the aggregate which is not cured or waived within any applicable grace period or any acceleration thereof or right to accelerate, or (b) the termination of any Intercreditor Agreement by any party thereto, other than Administrative Agent, prior to the payment in full of all of the Other Creditor Indebtedness covered thereby. The occurrence of (a) any breach or default with respect to the Subordinated Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate, or (b) any breach or default of the Subordination Agreement by the holder of any of the Subordinated Indebtedness. The occurrence of any breach or default with respect to the FirstMark Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate. On or before 5:00 p.m. Atlanta, Georgia time on February 13, 2009, the failure of any of the FirstMark Indebtedness with a maturity date prior to December 15, 2009 to have such maturity date extended to December 15, 2009 or a later date in a writing that contains terms and provisions acceptable to Lender.”

5.11. Definitions.

The definitions of “Pequot Indebtedness” and “Pequot Indebtedness Documents” are deleted from Exhibit 2.1, and the following new definitions are inserted in alphabetical order to Exhibit 2.1:

“FIRSTMARK INDEBTEDNESS -- is defined in Section 14.2.12. ”

“FIRSTMARK INDEBTEDNESS DOCUMENTS -- each document, instrument and agreement evidencing all or any portion of the FirstMark Indebtedness.”

The definition of Material Agreement is deleted in its entirety and replaced with the following:

“MATERIAL AGREEMENT -- as to Borrower, any Guarantor or any other Covered Person, any Contract to which Borrower, any Guarantor or any Covered Person is a party or by which any such Borrower, any Guarantor or any other Covered Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect, including, without limitation, all Other Creditor Indebtedness Documents, all Subordinated Indebtedness Documents, all FirstMark Indebtedness Documents, all documents referenced in any Intercreditor Agreement, including, without limitation, the Other Creditor Indebtedness Documents.”

6. General Representations and Warranties of Borrower. Each Borrower hereby represents and warrants to Administrative Agent and the Lender that (i) such Borrower’s execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower’s execution, delivery or performance of this Agreement except for those already duly obtained, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Borrower enforceable against such

Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the Disclosure Schedule attached hereto (which amends and restates in its entirety the Disclosure Schedule attached to the Loan Agreement), all of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement with such exceptions as have been disclosed to Administrative Agent and the Lenders in writing, (v) there is no Existing Default, (vi) the execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any Material Law or Material Agreement, (vii) there are no Material Proceedings pending or, to the knowledge of Borrower, threatened, and (viii) since August 21, 2007, no Borrower’s Charter Documents have been amended, restated or otherwise modified in any manner which has or is reasonably likely to have a Material Adverse Effect on any Covered Person or which will or is reasonably likely to cause a Default or Event of Default.

7.     Reaffirmation; No Claims. Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) the Security Interests of the Administrative Agent under the Security Documents secure all the Loan Obligations under the Loan Agreement, continue in full force and effect, and have the same priority as before this Agreement, (iii) no Borrower has any defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iv) no Borrower has any claim against Administrative Agent or the Lenders arising from or in connection with the Loan Agreement or the other Loan Documents, and each Borrower hereby releases and waives and discharges forever any such claims it may have against Administrative Agent or the Lenders arising from or in connection with this Agreement, the Loan Agreement or the other Loan Documents which have arisen or accrued on or prior to the date hereof. Until the Loan Obligations are paid in full in good funds and all obligations and liabilities of Borrower under the Loan Agreement and the Loan Documents are performed and paid in full in good funds, Borrower agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Loan Documents and in this Agreement. Borrower hereby ratifies and confirms the Loan Obligations. This Agreement is a part of the Loan Documents.

8.     Payments. Each Borrower reaffirms, covenants and agrees to direct all Account Debtors to remit payments on their Accounts to a Lockbox, including, without limitation, the Account owing from Defense Finance and Accounting Services.

9.     Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not and does not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default. The execution, delivery and effectiveness of this Agreement shall not and does not act as a release or subordination of the liens and Security Interests of Administrative Agent under the Loan Documents.

10.    Payment of Fees and Expenses. Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable fees, costs, and expenses, incurred by the Administrative Agent (including all reasonable attorneys fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, and any further documentation which may be required in connection herewith.

11.    Governing Law. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

12.    Patriot Act. Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of the Borrowers and any Guarantor and other information that will allow Administrative Agent and each Lender to identify the Borrowers and each Guarantor in accordance with the Act.

13.     Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

14.    Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

15.    Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Loan Documents as applicable to the parties hereto.

16.    Incorporation By Reference. Administrative Agent, Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

17.    Notice—Oral Commitments Not Enforceable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

18.    Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and sole Lender

By:	/s/ David Mintert
Name:	David Mintert
Title:	Operations Director

MTM TECHNOLOGIES, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (US), INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC, as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

INFO SYSTEMS, INC., as a Borrower

By:	/s/ J.W. Braukman, III
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer